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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

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
NAME OF SUBSIDIARY                                                  PLACE OF INCORPORATION
------------------                                            ----------------------------------
RATHM, Inc..................................................  Delaware (United States)
RHOMS, Inc..................................................  Delaware (United States)
RGarnet, Inc................................................  Delaware (United States)
RAxxent, Inc................................................  Delaware (United States)
RCanada, Inc................................................  Delaware (United States)
Rhythms Winfire, Inc........................................  Delaware (United States)
RPhoenix, Inc...............................................  Delaware (United States)
Rhythms Links Inc...........................................  Delaware (United States)
Rhythms Links Inc.--Virginia................................  Virginia (United States)
Rhythms NetConnections Europe B.V...........................  Netherlands
Rhythms Deutschland GmbH....................................  Germany
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